UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 26, 2010

                 WORLDWIDE ENERGY AND MANUFACTURING USA, INC .
             (Exact name of registrant as specified in its charter)


           COLORADO                   0-31761              84-1536519
 (State or other jurisdiction (Commission File Number)    (IRS Employer
      of incorporation)                                Identification No.)

       408 N. CANAL STREET, UNIT A&B, SOUTH SAN FRANCISCO, CA 94080
           (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (650) 794-9888

                                   Copies to:
                             Darrin M. Ocasio, Esq.
                      Sichenzia Ross Friedman Ference LLP
                           61 Broadway, 32 [nd] Floor
                            New York, New York 10006
                             Phone: (212) 930-9700
                              Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






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
ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

      On  January  26,  2010,  Worldwide Energy & Manufacturing USA, Inc. (the
"Company")  entered  into  a  Securities   Purchase  Agreement  with  certain
accredited investors (the "Investors") (the "Purchase Agreement") for the sale of an aggregate of 1,777,777 shares of its common stock (the "Common Stock") and warrants (the "Warrants") to purchase an aggregate of 1,777,777 shares of the Company's common stock for an aggregate purchase price of $8,000,000(the Warrants and, together with the Common Stock, the "Private Placement Securities"). Ladenburg Thalmann & Co, Inc. acted as the exclusive placement agent on the private placement. The Warrants are exercisable for a period of five years from closing at an exercise price of $5.65 per share. The Series provide the investors with full ratchet anti-dilution protection with relation to the exercise price of the Warrant for a period of 18 months from the closing. The Warrants may not be exercised if, after such exercise, such holder would beneficially own, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, more than 4.99% of the number of shares of common stock then outstanding.

      In connection with the transaction, the Company also entered into a registration rights agreement (the "Registration Rights Agreement") with the Investors. The Registration Rights Agreement provides that the Company will file a "resale" registration statement (the "Initial Registration Statement") with the Securities and Exchange Commission (the "SEC") covering all of the Private Placement Securities within 30 days from the date of the closing of the transaction. If any of the Private Placement Securities are unable to be included on the Initial Registration Statement, the Company has agreed to file subsequent registration statements until all of the Private Placement Securities have been registered.

        As further consideration for the transaction, the Company, along with the Investors, entered into a share escrow agreement (the "Share Escrow Agreement") with certain insiders of the Company and the Company, as necessary, who will place an aggregate of 1,777,777 shares of the Company's common stock into escrow (the "Make Good Shares"), to be distributed to Investors if certain financial milestones of the Company are not met. Pursuant to the terms of the Share Escrow Agreement, if the Adjusted EBIDTA as reported in the Company's 2010 Annual Report on Form 10-K is less than $4,000,000 (subject to certain exclusions) (the "2010 EBIDTA Milestone"), then the Investors shall be entitled to receive on a "pro rata" basis (determined by dividing each Investor's investment amount by the aggregate of all investment amounts delivered to the Company by the Investors under the Agreement) for no consideration other than their part of their respective Subscription Amount at Closing, some or all of the Make Good Shares determined according to the following formula:


--------------------------
|E            |      |   |
---------------
|((A / B) X D)|      |   |
--------------------------




For the purposes of the foregoing formula:

 A = 2010 Adjusted EBITDA

B = 2010 EBITDA Milestone

C = Total number of Shares issued to the Purchasers hereunder

D = 4.50



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

E = Total Subscription Amount

      In addition, if the Company's Adjusted EBITDA as reported in the Company's 2010 Annual Report on Form 10-K is less than the 2010 EBITDA Milestone, the exercise price of the Warrant will be adjusted to a price equal to $4.50 multiplied by a fraction the numerator of which is the 2010 Adjusted EBITDA and the denominator of which is the 2010 EBITDA Milestone.

      Upon the issuance of the shares of Common Stock, the Company will have 5,449,388 shares of common stock issued.

      The foregoing is not a complete summary of the terms of the private placement described in this Item 1.01 and reference is made to the complete text of the form of Purchase Agreement, form of Registration Rights Agreement, the form of Warrant and the form of Share Escrow Agreement attached hereto as Exhibits 10.1, 10.2, 4.1, and 10.3, respectively.

      The Company relied upon an exemption from registration requirements pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

      On January 26, 2010, the Board of Directors of the Company approved the amendment and restatement of its Bylaws in order to increase the maximum number of directors that constitute the Board.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (C) EXHIBITS.


EXHIBIT NUMBER                DESCRIPTION

 3.1             Amended and Restated Bylaws
 4.1             Form of Common Stock Purchase Warrant
10.1             Form of Securities Purchase Agreement dated January 26, 2010
10.2             Form of Registration Rights Agreement
10.3             Form of Share Escrow Agreement
99.1             Press Release

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
                          SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         WORLDWIDE ENERGY AND MANUFACTURING USA, INC.



                                           /s/ Jimmy Wang
Date: January 28, 2010
______________________
                                           Jimmy Wang
                                           Chief Executive
            Officer










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